UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016 (September 19, 2016)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55598 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 31, 2016, RREEF America L.L.C. (“RREEF America”), the advisor and sponsor of RREEF Property Trust, Inc. (the “Company”), entered into an agreement of purchase and sale (the “Purchase Agreement”) with Greater Boston Musculoskeletal Center Real Estate Company, LLC, a Massachusetts limited liability company (the “Seller”), which is not affiliated with the Company, RREEF America or any of their respective affiliates. On September 19, 2016, pursuant to the Assignment of Agreement of Purchase and Sale, by and between RREEF America and RPT Allied Drive, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“RPT Allied Drive”), RREEF America assigned its right, title and interest in and to the Purchase Agreement to the Company, through RPT Allied Drive.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to purchase real property comprised of a 65,636 square-foot medical office building located on a 5.10 acre site in Dedham, Massachusetts for a gross purchase price of $34.0 million, exclusive of closing costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Chief Operating Officer

Date: September 22, 2016